UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2007

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2007, the Compensation Committee (the "Committee") of the Company’s Board of Directors awarded 40,096 performance units under the Company’s 2007 Stock Incentive Plan (the "Plan") to Kerrii B. Anderson, Chief Executive Officer and President, subject to shareholder approval of the Plan at the Company’s Annual Meeting of Shareholders to be held on April, 26, 2007. If the Plan is not approved by the shareholders, Mrs. Anderson’s performance unit award will be nullified.

Subject the Company achieving at least threshold three year cumulative reported earnings before interest, income taxes, depreciation and amortization ("EBITDA") or a three year average return on net working assets ("RONWA"), and to the satisfaction of the service vesting condition described below, the number of shares of the Company’s common stock to be issued to Mrs. Anderson in settlement of the performance units will be determined by multiplying the number of performance units by the performance multiplier (based on three year cumulative EBITDA and three year average RONWA, determined in accordance with an established formula). Actual performance results will, without further Committee action, be determined by disregarding the impact of (i) discontinued operations, (ii) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, net of cost reduction benefits attributable to such restructuring during the three year performance period, (iii) costs associated with the termination of the Company’s qualified pension plans, (iv) new accounting standards or interpretations issued during the three year performance period, or (v) refranchising more than 10 Company restaurants to franchisees, net of restaurants acquired from franchisees, during the three year performance period.

If all of the aforesaid conditions are satisfied, and the Committee certifies attainment of the performance objectives, then shares of the Company’s common stock will be issued to Mrs. Anderson in settlement of the performance units. No voting or dividend rights will inure to Mrs. Anderson with respect to the performance shares until the date the shares of common stock are issued.

If, as set forth in the Plan, certain mergers, consolidations or reorganizations, liquidations, dissolutions or a sale or other disposition of all or substantially all of the assets of the Company occur prior to the issuance of shares after the Committee certifies attainment of the performance objectives, the performance units will vest as of the date of such event. If any other change of control event, as described in the Plan, occurs and Mrs. Anderson is terminated without cause by the Company or she terminates her employment for good reason after the change in control and prior to the issuance of the shares, Mrs. Anderson will be paid in cash for the value of the performance units, which payment will be calculated in accordance with an established formula.

Other than in connection with a change of control, if Mrs. Anderson’s employment is terminated by reason of her death, disability or retirement, all performance units will vest as of the date of such event; however, if her employment is terminated for any other reason prior to the issuance of the shares, all performance units will be forfeited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

March 2, 2007	By:	Leon M. McCorkle, Jr.

Name: Leon M. McCorkle, Jr.
Title: Executive Vice President, General Counsel and Secretary